   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997
                                                     REGISTRATION NO. 333-35991
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                           NATIONAL DATA CORPORATION
            (Exact name of registrant as specified in its charter)

                  DELAWARE                                       58-0977458
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
                                (404) 728-2000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                                ---------------

                            E. MICHAEL INGRAM, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
                                (404) 778-2000
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)

                                ---------------
     The Commission is requested to send copies of all communications to:
                             JOEL J. HUGHEY, ESQ.
                           WILLIAM S. ORTWEIN, ESQ.
                               ALSTON & BIRD LLP
                           1201 W. PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                               PROPOSED
                                          MAXIMUM AGGREGATE       PROPOSED         AMOUNT OF
    TITLE OF SHARES        AMOUNT TO BE   OFFERING PRICE PER MAXIMUM AGGREGATE  REGISTRATION FEE
    TO BE REGISTERED        REGISTERED        SHARE (1)      OFFERING PRICE (1)       (2)
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
Common Stock, $.125 par
 value per share.......  1,084,950 shares      $34.656          $37,600,298         $11,092

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(1) Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on December 3, 1997, as reported on the New York Stock Exchange.
(2) A registration fee of $100 was paid with the filing of the original registration statement on September 19, 1997 and has been deducted from the amount of the registration fee payable in connection with the filing of this amendment..

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION--DATED DECEMBER 5, 1997

                                   PROSPECTUS

                                1,084,950 SHARES

                           NATIONAL DATA CORPORATION

                                  COMMON STOCK

  This prospectus relates to 1,084,950 shares (the "Shares") of common stock, $.125 par value per share (the "Common Stock"), of National Data Corporation, a Delaware corporation (the "Company" or "NDC"). All of these Shares will be acquired by Pharmaceutical Marketing Services Inc., a Delaware corporation (the "Selling Stockholder"), from the Company on or about December 15, 1997 in connection with the acquisition by the Company of PMSI Database Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Selling Stockholder ("PMSI Database"). See "Selling Stockholder" below. The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of Shares" below.

  All or a portion of the Shares may be offered by the Selling Stockholder from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Stockholder" and "Sale of Shares " below.

  None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholder. The Company also has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

  The shares of Common Stock of the Company are traded on the New York Stock Exchange under the symbol NDC. On December 3, 1997, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange composite tape was $34.625 per share.

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

              The date of this Prospectus is December [    ], 1997

                             AVAILABLE INFORMATION

  National Data Corporation (the "Company") has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The common stock of the Company, $.125 par value per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "NDC," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 001-12392) are hereby incorporated by reference into this Prospectus:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as amended;

(2)the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997, as amended;

(3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on October 5, 1993;

(4) the description of NDC Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 22, 1991, as amended on October 5, 1993; and

(5)the Company's Registration Statement on Form S-4 (File No. 333-40153);

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

  Any statement contained herein, in any supplement or amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and this Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, Prospectus, or any amendment or supplement hereto. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

  The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Corporate Secretary, National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, telephone number (404) 728-2000.

                                  THE COMPANY

  NDC is a Delaware corporation that was incorporated in 1967. NDC is a leading provider of high-volume information services and application systems to the health care and payment systems markets. NDC serves a diverse customer base comprised of almost 120,000 health care providers, 3,500 health care plans, more than 750,000 merchant locations, 35,000 corporations and 400 banking institutions, as well as federal and state government agencies. NDC markets its services directly to merchants and health care providers and indirectly through business alliances with a wide range of banks, insurance companies and distributors.

  NDC's principal executive offices are located at National Data Plaza, Atlanta, Georgia 30329-2010, and its telephone number is (404) 728-2000. For additional information regarding NDC and its business, see "Available Information" and "Incorporation of Certain Information By Reference."

                              RECENT DEVELOPMENTS

  On August 20, 1997, NDC signed a definitive agreement to acquire Source Informatics Inc., a privately-held Delaware corporation ("Source"), in exchange for approximately 1,560,000 shares of NDC Common Stock and $31,750,000 in cash. Source is a leading provider of proprietary health care information, technology and consulting services, primarily to the pharmaceutical and retail pharmacy markets. The Source transaction is subject to the approval of Source stockholders as well as other customary closing conditions and is expected to become effective during the fourth quarter of calendar 1997. For the year ended June 30, 1997, and the quarter ended September 30, 1997, Source had total revenues of $59.9 million and $15.3 million, respectively, and net income of $6.5 million and $0.2 million, respectively. As of September 30, 1997, Source had total assets of $24.3 million.

  On October 14, 1997, NDC signed a definitive agreement to acquire Physician Support Systems, Inc., a publicly-held Delaware corporation ("PSS"), in exchange for approximately 4,230,000 shares of NDC Common Stock. PSS provides business management services to physicians and hospitals in 29 states. For the year ended December 31, 1996 and the nine months ended September 30, 1997, PSS reported total revenues of $75.2 million and $81.7 million, respectively, and net loss of $9.7 million and pro forma net income of $2.7 million, respectively. As of September 30, 1997, PSS had total consolidated assets of $117.4 million and consolidated stockholders' equity of $52.0 million. The PSS transaction is subject to the approval of the PSS stockholders as well as other standard closing conditions and is expected to close by January 31, 1998.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in NDC Common Stock.

COMPETITION

  The markets for the applications systems and services offered by NDC are highly competitive. Competition in the health care transaction processing and payment systems markets affects NDC's ability to gain new customers and the prices it can charge. The key competitive factors for NDC are functionality of products, quality of service and price. Many of NDC's competitors have access to significant capital and management, marketing and technological resources that are equal to or greater than those of NDC, and there can be no assurance that NDC will continue to be able to compete successfully with them. In addition, NDC competes with businesses that internally perform data processing or other services offered by NDC.

MARKETS AND APPLICATIONS

  NDC's future growth and profitability will depend, in part, upon the further expansion of the health care transaction processing and payment systems markets, the emergence of other markets for electronic transaction processing services and NDC's ability to penetrate such markets. Further expansion of these markets is dependent upon the continued growth in the number of transactions available to be processed and the continued automation of traditional paper-based processing systems. NDC's ability to penetrate such markets will depend, in turn, upon its ability to apply its existing technology, or to develop new technology, to meet the particular service needs of each new market. There can be no assurance that markets for NDC's services will continue to expand and develop or that NDC will be successful in its efforts, or have adequate financial, marketing and technological resources to penetrate new markets.

INTEGRATED PAYMENT SYSTEMS BUSINESS

  NDC's merchant customers have liability for charges disputed by cardholders. However, in the case of merchant fraud, or insolvency or bankruptcy of the merchant, NDC may be liable for any of such charges disputed by cardholders. NDC requires cash deposits and other types of collateral by certain merchants to minimize any such contingent liability. Based on its historical loss experience, NDC has established reserves for estimated losses on transactions processed which management believes are adequate. There can be no assurance, however, that such reserves for losses will be adequate. Any such losses in excess of reserves could have a material adverse effect on the financial condition and results of operations of NDC.

HEALTH CARE INFORMATION SERVICES

  Federal and state governments have recently focused significant attention on health care reform. It is not possible to predict which, if any, proposal that has been or will be considered will be adopted. There can be no assurance that the health care regulatory environment will not change so as to restrict the existing operations of, impose additional requirements on or limit the expansion of NDC. Costs of compliance with changes in government regulations may not be subject to recovery by NDC through price increases.

  Significant media and public attention has recently been focused on the health care industry due to ongoing federal and state investigation purportedly related to certain referral and billing practices. The Office of the Inspector General and the Department of Justice have initiated hospital and laboratory billing review projects in certain states and are expected to extend such projects to additional states, including states in which NDC, upon the consummation of its acquisition of PSS, will operate. These projects increase the likelihood of governmental investigations of hospitals, laboratories and other institutions for which NDC and PSS perform services. Although PSS currently monitors, and, upon the consummation of its acquisition of PSS, NDC intends to continue to monitor, billing practices and arrangements to ensure compliance with prevailing industry practices under applicable laws, such laws are complex and constantly evolving and there can be no assurance that governmental investigators will not take positions that are inconsistent with industry practices.

ACQUISITION RISKS

  NDC completed five acquisitions in fiscal 1997, and intends to seek additional acquisition opportunities and alliance relationships with other business that will allow it to increase its market penetration, technological capabilities, product offerings and distribution candidates. There can be no assurance that NDC will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. There can also be no assurance that future acquisitions will not have an adverse effect upon NDC's operating results, particularly in the fiscal quarters immediately following the completion of such acquisition while the operations of the acquired business are being integrated into NDC's operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by NDC's existing operations, or otherwise perform as expected. Specifically, with regard to the acquisition of Source, certain products currently under development may never reach technological feasibility which could have a material adverse effect upon NDC's operating results. NDC may incur indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance acquisitions. As a result, NDC expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that NDC's cash flow will be insufficient to meet required payments on its debt and the risk that NDC may be unable to refinance or repay the debt as it comes due. In addition, NDC competes for acquisition and expansion opportunities with companies that have substantially greater resources.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW, CERTAIN CHARTER AND BY-LAW PROVISIONS AND STOCKHOLDER RIGHTS PLAN

  Certain provisions of the NDC's Certificate of Incorporation and By-laws could delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions may adversely affect prevailing market prices for NDC Common Stock. These provisions, among other things, classify NDC's Board of Directors into three classes as nearly equal in number as the total number of directors permits, each of which serves for different three-year terms, and authorize the Board of Directors to issue preferred stock in one or more classes or series and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any action on the part of the stockholders. The rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of NDC. NDC has no current plans to issue shares of preferred stock. NDC also maintains a stockholder rights plan which entitled its stockholders upon the happening of certain events, to purchase preferred stock of NDC. These NDC rights may have certain anti-takeover effects because the rights will cause substantial dilution to a person or group that attempts to acquire NDC on terms not approved by the Board of Directors of NDC unless the offer is conditioned on a substantial number of NDC Rights being acquired. In addition,
Section 203 of the Delaware General Corporation Law prohibits certain persons from engaging in business combinations with NDC which may also have the effect of delaying, deterring or preventing a change of control of NDC.

NEW PRODUCT INTRODUCTIONS

  With NDC's acquisition of Source and PMSI Database, NDC plans to introduce products and services different from those NDC has traditionally provided. The market for these products and services is characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing customer needs. There can be no assurance that NDC will be successful in developing and marketing these new products and services or that Source's current or new products and services will adequately meet the quickly changing demands of Source's pharmaceutical company customers. In addition, in order to meet its customers demands, Source has undertaken a number of development projects, including efforts to update its core mainframe-based products. Because it is generally not possible to predict the time required and costs involved in reaching certain research, development and engineering objectives, estimated product development schedules could require extensions. NDC believes that the future success of the Source business will depend in large part on its ability to maintain and enhance its current product and service offerings and to continually develop and introduce new products and services that will keep pace with technological advances and satisfy evolving customer requirements. Further, there can be no assurance that NDC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products and services. If NDC is unable to develop and introduce new products and services in a timely manner, or if a new or updated product does not achieve market acceptance. NDC's financial condition and results of operations could be materially adversely affected.

FORWARD-LOOKING STATEMENTS

  When used in this Prospectus and elsewhere by management or NDC from time to time, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements concerning NDC's operations, economic performance and financial condition, including in particular, the likelihood of NDC's success in developing and expanding its business. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of NDC, and reflect future business decisions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in NDC's forward-looking statements, some of which include competition in the market for NDC's services, continued expansion of NDC's processing and payment systems markets, successfully completing and integrating acquisitions in existing and new markets and other risk factors that are discussed herein and from time to time in other NDC reports and other filings with the Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. NDC undertakes no obligations to publicly release the results of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                              SELLING STOCKHOLDER

THE SELLING STOCKHOLDER

  This Registration Statement and Prospectus covers the offer and sale of shares of Common Stock of the Company (the "Shares") by Pharmaceutical Marketing Services, Inc., a Delaware corporation (the "Selling Stockholder"), 45 Rockefeller Plaza, Suite 912, New York, New York 10111 (212) 941-0610. Prior to this offering, the Selling Stockholder beneficially owned 1,084,950 shares of Common Stock of the Company (the "Shares"). All 1,084,950 of the Shares are being offered hereby.

  On August 20, 1997, NDC signed a definitive agreement to acquire PMSI Database in exchange for approximately 1,084,950 shares of NDC Common Stock and $6,500,000 in cash. PMSI Database was formed as a holding company by its parent, the Selling Stockholder, on June 24, 1997. To date, PMSI Database has not conducted any business but does hold the assets contributed to it by PMSI. These assets are comprised of (i) PMSI's proportionate share of an operating venture with Source to jointly offer a range of services generated from a prescription database collected by Source from retail and mail-order pharmacies in the United States and (ii) PMSI's over-the-counter physician database business. The PMSI Database transaction is subject to the approval of the PMSI stockholders as well as other customary closing conditions and is expected to become effective during the fourth quarter of calendar 1997 (the "Closing Date"). For the year ended June 30, 1997, and the quarter ended September 30, 1997, PMSI Database had total revenues of $25.0 million and $6.2 million, respectively, and net income of $3.5 million and $0.4 million, respectively. As of September 30, 1997, PMSI Database had total assets of $13.5 million. In connection with the acquisition, the Company intends to enter into a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of the Closing Date, with the Selling Stockholder pursuant to which it agreed to file a registration statement with the Commission to register the Shares held by the Selling Stockholder for resale by the Selling Stockholder. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the Registration Rights Agreement.

                                SALE OF SHARES

  The sale of the Shares by the Selling Stockholder may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

  The Selling Stockholder and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(l1) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

  In recognition of the fact that the Selling Stockholder, even though acquiring the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of its Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar affect, required to be registered for the sale thereof by the Selling Stockholder. This Prospectus forms a part of such Registration Statement.

  The Company has agreed, among other things, to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholder.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.125 per share, and 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 par share ("NDC Preferred Stock"). The following description of the capital stock is qualified in all respects by reference to the Certificate of Incorporation and Bylaws, as amended, of the Company, copies of which are on file at the Company's principal executive offices.

COMMON STOCK

  The holders of NDC Common Stock, subject to such rights as may be granted to the holders of NDC Preferred Stock, elect all directors and are entitled to one vote per share. All shares of NDC Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably, subject to the rights and preferences of any NDC Preferred Stock, in net assets on liquidation. The shares of NDC Common Stock outstanding are duly authorized, validly issues, fully paid and nonassessable. The shares of NDC Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

STOCK PURCHASE RIGHTS

  The description of the Preferred Stock Purchase Rights is incorporated herein by reference to the Company's Registration Statement on Form 8-A as filed with the Commission on January 21, 1991, as amended October 5, 1993.

PREFERRED STOCK

  NDC is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is outstanding, although 300,000 shares of Preferred Stock have been reserved for issuance pursuant to the NDC Rights. NDC Preferred Stock may be issued from time to time by the Board of Directors of NDC, without stockholder approval, in such series and with such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors. The issuance of NDC Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of NDC Common Stock since NDC Preferred Stock may be issued having preference over the NDC Common Stock with respect to dividends and liquidation, and having voting rights, contingent or otherwise, that could dilute the voting rights, net income per share and net book value of the NDC Common Stock. In addition, while the Board of Directors has no current intention of doing so, the ability of the Board of Directors to issue shares of NDC Preferred Stock and to set the voting powers and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof without further stockholder action could help to perpetuate incumbent management of NDC or prevent a business combination involving NDC that is favored by NDC's stockholders. As of the date of this Prospectus, other than in connection with the NDC Rights, the Board of Directors has not authorized the issuance of any shares of NDC Preferred Stock, and NDC has no agreements, arrangements or understanding with respect to the issuance of any shares of NDC Preferred Stock.

DIRECTORS AND CLASSES OF DIRECTORS

  The Board of Directors of NDC is divided into three classes as nearly equal in number as the total number of directors permits. Directors are elected to each class at successive annual meetings to serve three-year terms. Any newly created or eliminated directorships resulting from an increase or decrease in the number of authorized directors are divided equally among the three classes so as to maintain such classes as nearly equal as possible. Any director or the entire Board of Directors of NDC may be removed from office only upon the affirmative vote of at least 80% of the holders of all classes of NDC stock, voting as a single class.

  The above-mentioned provisions (the "NDC Board Provisions") with regard to the Board of Directors of NDC may have certain anti-takeover effects by preventing or delaying a change in the membership of the Board of Directors of NDC. The NDC Board Provisions are intended to encourage persons who may seek to acquire control of NDC to initiate such an acquisition through negotiations with the Board of Directors of NDC. However, the effect of the NDC Board Provisions may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, NDC. To the extent any potential acquirers are deterred by the NDC Board Provisions, the NDC Board Provisions may have the effect of preserving incumbent management in office.

                                    EXPERTS

  The consolidated financial statements of NDC at May 31, 1996 and 1997, and for each of the years in the three-year period ended May 31, 1997, incorporated by reference from NDC's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The legality of the shares of NDC Common Stock being offered hereby is being passed upon for NDC by Alston & Bird LLP, Atlanta, Georgia. Neil Williams, a partner of Alston & Bird LLP, is a director and stockholder of NDC.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCK-HOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITA-TION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.




                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE....................................................  2
THE COMPANY................................................................  3
RECENT DEVELOPMENTS........................................................  3
RISK FACTORS...............................................................  3
SELLING STOCKHOLDER........................................................  6
SALE OF SHARES.............................................................  6
DESCRIPTION OF CAPITAL STOCK...............................................  7
LEGAL MATTERS..............................................................  8
EXPERTS....................................................................  8


                                ---------------

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-------------------------------------------------------------------------------
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                               1,084,950 SHARES


                           NATIONAL DATA CORPORATION

                                 COMMON STOCK





                               -----------------

                                  PROSPECTUS

                              DECEMBER [  ], 1997

                               -----------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  Registration fee to Securities and Exchange Commission $11,092
  Accounting fees and expenses
  Legal fees and expenses                                  5,000
  Miscellaneous expenses                                   3,908
    Total                                                $20,000

  The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

  The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Registrant's Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

  Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law. Although the Certificate of Incorporation of the Registrant does not specifically address indemnification of directors for liabilities arising under federal securities laws, indemnification and any limitations on indemnification for such liabilities would be determined based upon the authority of Delaware law.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBITS
 ------- -----------------------
  2.1*   Stock Purchase Agreement, dated as of August 20, 1997, by and among
         NDC, PMSI and PMSI Database) Pursuant to the regulations (the
         "Regulations") under the Securities Act of 1933, as amended, the
         Registrant has omitted all schedules and similar attachments to the
         Stock Purchase Agreement. The Registrant agrees to furnish upon the request of the Commission and in accordance with the Regulations, copies of all such schedules and similar attachments.

  EXHIBIT
  NUMBER  DESCRIPTION OF EXHIBITS
  ------- -----------------------
   3.1    Certificate of Incorporation, as amended (included as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 (Registration No.
          333-05427), previously filed with the Commission and incorporated by reference herein)
   3.2    Certificate of Amendment to Certificate of Incorporation of the
          Registrant, dated October 28, 1996 (filed as Exhibit 3.1 to the
          Registrant's Current Report on Form 8-K dated October 29, 1996, file
          No. 001-12392, and incorporated herein by reference).
   3.3    Amended Certificate of Designations of the Registrant, dated October
          28, 1996 (filed as Exhibit 3.2 to the Registrant's Current Report on
          Form 8-K dated October 29, 1996, file No. 001-12392, and incorporated herein by reference).
   3.4    Bylaws, as amended (included as Exhibit 3(ii) to the Registrant's
          Form 10-K for the fiscal year ended May 31, 1991, previously filed with the Commission and incorporated by reference herein)
   3.5    Amendment to Bylaws (included as Exhibit 3(iii) to the Registrant's
          Form 10-K for the fiscal year ended May 31, 1996, previously filed with the Commission and incorporated by reference herein)
   4.1    See Exhibits 3.1 through 3.5 for provisions of the Certificate of
          Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant
   4.2    Rights Agreement (included as Exhibit 1 to the Registrant's Form 8-A filed with the Commission on January 22, 1991, as amended on October
          5, 1993 (file No. 001-12392) and incorporated by reference herein)
   5.1*   Opinion of Alston & Bird LLP
  11.1    Statement regarding computation of per share earnings (included as
          Exhibit 11 to the Registrant's Form 10-Q for the fiscal quarter ended
          August 31, 1997, previously filed with the Commission and
          incorporated by reference herein)
  21.1    Subsidiaries of the Registrant (included as Exhibit 21 to the
          Registrant's Form 10-K for the fiscal year ended May 31, 1997, previously filed with the Commission and incorporated by reference herein)
  23.1*   Consent of Alston & Bird LLP (included in Exhibit 5.1 hereto)
  23.2*   Consent of Arthur Andersen LLP
  24.1*   Powers of Attorney (included on signature page hereof)

--------
 * Previously filed.

  (b) Financial Statement Schedules

  Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    "The undersigned registrant hereby undertakes:

    (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    "(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering."


  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 5, 1997.

                                          NATIONAL DATA CORPORATION

                                                /s/ Robert A. Yellowlees
                                          By:__________________________________
                                             Robert A. Yellowlees
                                             Chairman of the Board

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on December 5, 1997.


             SIGNATURE                              TITLE
             ---------                              -----

  /s/   Robert A. Yellowlees         Chairman of the Board and Chief
____________________________________ Executive Officer (principal
        Robert A. Yellowlees         executive officer)

       /s/ M.P. Stevenson            Chief Financial Officer (principal
____________________________________ financial and accounting officer)
           M.P. Stevenson

     /s/  Edward L. Barlow*          Director
____________________________________
          Edward L. Barlow

 /s/    J. Veronica Biggins*         Director
____________________________________
        J. Veronica Biggins

      /s/ James B. Edwards*          Director
____________________________________
          James B. Edwards

        /s/ Don W. Sands*            Director
____________________________________
            Don W. Sands

       /s/ Neil Williams*            Director
____________________________________
           Neil Williams

--------
* Signed by E. Michael Ingram as attorney-in-fact for such person.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBITS
 ------- -----------------------
   2.1*  Stock Purchase Agreement, dated as of August 20, 1997, by and among NDC, PMSI and PMSI Database). Pursuant to the regulations
         (the "Regulations") under the Securities Act of 1933, as
         amended, the Registrant has omitted all schedules and similar attachments to the Stock Purchase Agreement. The Registrant agrees to furnish upon the request of the Commission and in accordance with the Regulations, copies of all such schedules and similar attachments.
   3.1   Certificate of Incorporation, as amended (included as Exhibit
         4(a) to the Registrant's Registration Statement on Form S-8
         (Registration No. 333-05427), previously filed with the
         Commission and incorporated by reference herein)
   3.2   Certificate of Amendment to Certificate of Incorporation of the
         Registrant, dated October 28, 1996 (filed as Exhibit 3.1 to the
         Registrant's Current Report on Form 8-K dated October 29, 1996, file No. 001-12392, and incorporated herein by reference)
   3.3   Amended Certificate of Designations of the Registrant, dated
         October 28, 1996 (filed as Exhibit 3.2 to the Registrant's
         Current Report on Form 8-K dated October 29, 1996, file No. 001-
         12392, and incorporated herein by reference)
   3.4   Bylaws, as amended (included as Exhibit 3(ii) to the
         Registrant's Form 10-K for the fiscal year ended May 31, 1991, previously filed with the Commission and incorporated by
         reference herein)
   3.5   Amendment to Bylaws (included as Exhibit 3(iii) to the
         Registrant's Form 10-K for the fiscal year ended May 31, 1996, previously filed with the Commission and incorporated by
         reference herein)
   4.1   See Exhibits 3.1 through 3.5 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant
   4.2   Rights Agreement (included as Exhibit 1 to the Registrant's Form
         8-A filed with the Commission on January 22, 1991, as amended on
         October 5, 1993 (file No. 001-12392) and incorporated by
         reference herein)
   5.1*  Opinion of Alston & Bird LLP
  11.1   Statement regarding computation of per share earnings (included as Exhibit 11 to the Registrant's Form 10-Q for the fiscal quarter ended August 31, 1997, previously filed with the
         Commission and incorporated by reference herein)
  21.1   Subsidiaries of the Registrant (included as Exhibit 21 to the
         Registrant's Form 10-K for the fiscal year ended May 31, 1997, previously filed with the Commission and incorporated by
         reference herein)
  23.1*  Consent of Alston & Bird LLP (included in Exhibit 5.1 hereto)
  23.2*  Consent of Arthur Andersen LLP
  24.1*  Powers of Attorney (included on signature page hereof)

--------
 * Previously filed.